Exhibit 99.1

ORIC Pharmaceuticals Reports Fourth Quarter and Full Year 2022 Financial Results and Operational Updates

Initial Phase 1b data for three ongoing clinical trials expected in second half of 2023:

ORIC-533 in multiple myeloma, ORIC-114 in EGFR/HER2-mutated cancers, and ORIC-944 in prostate cancer

Received $25 million equity investment from Pfizer, and entered into clinical development collaboration with Pfizer for a potential Phase 2 study of ORIC-533 in combination with elranatamab in multiple myeloma

Cash and investments of $228.2 million expected to fund operating plan into first half of 2025

SOUTH SAN FRANCISCO and SAN DIEGO, CA – March 16, 2023 – ORIC Pharmaceuticals, Inc. (Nasdaq: ORIC), a clinical stage oncology company focused on developing treatments that address mechanisms of therapeutic resistance, today reported financial results and operational updates for the quarter and year ended December 31, 2022.

“We had a productive 2022, during which we made significant progress across our clinical pipeline, advanced multiple preclinical discovery programs, and further strengthened the balance sheet,” said Jacob M. Chacko, MD, chief executive officer. “We commenced dosing for all three Phase 1b trials in 2022 and selected a drug candidate for our potential first-in-class PLK4 inhibitor. We are pleased with the ongoing enrollment across our three Phase 1b trials and are looking forward to sharing initial clinical data for ORIC-533, ORIC-114, and ORIC-944 in the second half of 2023.”

Fourth Quarter 2022 and Other Recent Highlights

ORIC-533: a highly potent, orally bioavailable small molecule inhibitor of CD73

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Enrolling a Phase 1b trial of ORIC-533 as a single-agent, in patients with relapsed/refractory multiple myeloma.
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Presented preclinical data supporting the potential of ORIC-533 in multiple myeloma at ASH.
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Established a clinical development collaboration with Pfizer for a potential Phase 2 combination study of ORIC-533 and elranatamab, Pfizer’s investigational B-cell maturation antigen (BCMA) CD3 targeted bispecific antibody.
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Filed and received clearance for a Clinical Trial Application (CTA) for ORIC-533 by the Canadian regulatory authority.
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Expect to report initial Phase 1b data for ORIC-533 in second half of 2023.

ORIC-114: a brain penetrant, orally bioavailable, irreversible EGFR/HER2 inhibitor

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Enrolling a Phase 1b trial of ORIC-114 as a single-agent, in patients with advanced solid tumors with EGFR and HER2 exon 20 alterations or HER2 amplifications, including patients with CNS metastases that are either treated or untreated but asymptomatic.
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Initiated the first US site of the Phase 1b trial of ORIC-114 in EGFR/HER2-mutated cancers.
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Expect to report initial Phase 1b data for ORIC-114 in second half of 2023.

ORIC-944: a potent and selective allosteric inhibitor of PRC2

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Enrolling a Phase 1b trial of ORIC-944 as a single-agent, in patients with advanced prostate cancer.
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Ongoing preclinical evaluation of combinations in prostate cancer and other potential indications.
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Expect to report initial Phase 1b data for ORIC-944 in second half of 2023.

Discovery Pipeline:

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Selected a novel, potent, selective, orally bioavailable PLK4 inhibitor as a development candidate.

Corporate Highlights:

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The Company sold 5,376,344 shares of common stock at a price of $4.65 per share to Pfizer for proceeds of approximately $25.0 million.
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In conjunction with the investment from Pfizer, Jeff Settleman, Ph.D., Chief Scientific Officer, Oncology Research & Development, Pfizer, joined the Company’s Scientific Advisory Board.

Anticipated Program Milestones

ORIC anticipates the following upcoming milestones:

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ORIC-533: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with multiple myeloma in the second half of 2023.
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ORIC-114: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with EGFR/HER2-mutated cancers in the second half of 2023.
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ORIC-944: Report initial safety, PK/PD, and preliminary antitumor activity data from ongoing single agent Phase 1b study in patients with prostate cancer in the second half of 2023.

Fourth Quarter and Full year 2022 Financial Results

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Cash, Cash Equivalents and Investments: Cash, cash equivalents and investments totaled $228.2 million as of December 31, 2022, which the company expects will be sufficient to fund its operating plan into the first half of 2025.

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R&D Expenses: Research and development (R&D) expenses were $16.3 million for the three months ended December 31, 2022, compared to $16.7 million for the three months ended December 31, 2021, a decrease of $0.5 million. The decrease was primarily due to the discontinuation of ORIC-101. For the year ended December 31, 2022, R&D expenses were $61.7 million compared to $56.9 million for the same period of 2021, an increase of $4.8 million. The increase was driven by a net increase in external expenses related to the advancement of product candidates as well as higher personnel costs, including additional non-cash stock-based compensation of $0.7 million.

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G&A Expenses: General and administrative (G&A) expenses were $5.8 million for the three months ended December 31, 2022, compared to $6.1 million for the three months ended December 31, 2021, a decrease of $0.2 million. For the year ended December 31, 2022, G&A expenses were $25.1 million compared to $22.0 million for the same period in 2021, an increase of $3.1 million. The increase was primarily due to higher personnel costs, including additional non-cash stock-based compensation of $0.9 million.

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IPR&D Expenses: In-process research and development (IPR&D) expense of $5.0 million for the year ended December 31, 2022, was due to a development milestone payment made to Voronoi related to ORIC-114. There were no similar costs in 2021.

About ORIC Pharmaceuticals, Inc.

ORIC Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to improving patients’ lives by Overcoming Resistance In Cancer. ORIC’s clinical stage product candidates include (1) ORIC-533, an orally bioavailable small molecule inhibitor of CD73, a key node in the adenosine pathway believed to play a central role in resistance to chemotherapy- and immunotherapy-based treatment regimens, being developed for multiple myeloma, (2) ORIC-114, a brain penetrant inhibitor designed to selectively target EGFR and HER2 with high potency against exon 20 insertion mutations, being developed across multiple genetically defined cancers, and (3) ORIC-944, an allosteric inhibitor of the polycomb repressive complex 2 (PRC2) via the EED subunit, being developed for prostate cancer. Beyond these three product candidates, ORIC is also developing multiple precision medicines targeting other hallmark cancer resistance mechanisms. ORIC has offices in South San Francisco and San Diego, California. For more information, please go to www.oricpharma.com, and follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements regarding ORIC’s development plans and timelines; the potential advantages of ORIC’s product candidates and programs; plans underlying ORIC’s clinical trials and development; the expected timing of reporting initial data from the ORIC-533, ORIC-114 and ORIC-944 clinical trials; plans underlying any of ORIC’s other programs; ORIC’s anticipated milestones; the period over which ORIC estimates its existing cash, cash equivalents and investments will be sufficient to fund its current operating plan; and statements by the company’s chief executive officer. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained herein are based upon ORIC’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as an early clinical stage company; ORIC’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in ORIC’s plans to develop and commercialize its product candidates; the potential for clinical trials of ORIC-533, ORIC-114, ORIC-944 or any other product candidates to differ from preclinical, initial, interim, preliminary or expected results; negative impacts of the COVID-19 pandemic on ORIC’s operations, including clinical trials; the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of ORIC’s license and collaboration agreements; ORIC’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; ORIC’s reliance on third parties, including contract manufacturers and contract research organizations; ORIC’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which ORIC operates; general economic and market conditions; and other risks. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in ORIC’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2023, and ORIC’s future reports to be filed with the SEC. These forward-looking statements are made as of the date of this press release, and ORIC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:

Dominic Piscitelli, Chief Financial Officer

dominic.piscitelli@oricpharma.com

info@oricpharma.com

ORIC PHARMACEUTICALS, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31,
	2022	2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$206,272	$236,979
Prepaid expenses and other current assets	4,185	3,543
Total current assets	210,457	240,522

Long-term investments	21,951	43,386
Property and equipment, net	3,253	2,413
Other assets	11,517	12,321
Total assets	$247,178	$298,642

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,320	$1,886
Accrued liabilities	14,068	13,265
Total current liabilities	15,388	15,151

Other long-term liabilities	9,439	10,515
Total liabilities	24,827	25,666

Total stockholders' equity	222,351	272,976
Total liabilities and stockholders' equity	$247,178	$298,642

ORIC PHARMACEUTICALS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development	$16,295	$16,745	$61,680	$56,858
General and administrative	5,824	6,060	25,087	22,013
Acquired in-process research and development	—	—	5,000	—
Total operating expenses	22,119	22,805	91,767	78,871
Loss from operations	(22,119)	(22,805)	(91,767)	(78,871)

Other income:
Interest income, net	1,272	34	2,645	141
Other	—	—	—	15
Total other income	1,272	34	2,645	156
Net loss	$(20,847)	$(22,771)	$(89,122)	$(78,715)
Other comprehensive income (loss):
Unrealized gain (loss) on investments	456	(101)	(1,188)	(72)
Comprehensive loss	$(20,391)	$(22,872)	$(90,310)	$(78,787)
Net loss per share, basic and diluted	$(0.52)	$(0.58)	$(2.25)	$(2.07)
Weighted-average shares outstanding, basic and diluted	40,125,286	39,386,166	39,655,260	37,954,280